Exhibit 99.1

NitroHeat, LLC
Statements of Financial Condition

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$2,084	$22,250
Accounts receivable	-	96,250
Inventory	14,738	-
Total current assets	16,822	118,500

Office furniture and equipment, net of accumulated
depreciation of $6,295 and 2,051, respectively	23,732	20,224

Total assets	$40,554	$138,724

Liabilities and Members' Equity
Current liabilities:
Accounts payable and accrued liabilities	$4,356	$27,229
Total current liabilities	4,356	27,229

Commitments:	-	-

Members' equity:
Members' capital account	4,074	83,246
Current year net income	32,124	28,249
Total members' equity	36,198	111,495

Total liabilities and members' equity	$40,554	$138,724

	-	-

The accompanying notes are an integral part of these financial statements

NitroHeat, LLC
Statements of Operations and Changes in Members' Equity

	The Years Ended
	December 31,
	2012	2011
Revenues:
Equipment sales	$388,511	$190,745
Cost of goods sold	214,738	84,843
Gross profit	173,774	105,902

Operating expenses:
Promotional and marketing	17,748	5,703
General and administrative	86,962	51,650
Travel expense	16,105	17,334
Depreciation	4,244	2,051
Professional fees	16,591	915
Total operating expense	141,650	77,653

Income before provision for income tax	32,124	28,249

Provision for income tax benefit	-	-

Net income	$32,124	$28,249

Retained earnings - Beginning	$111,495	$-

Contributed capital, net	(107,420)	83,246

Net income	32,124	28,249

Retained earnings - Ending	$36,198	$111,495

The accompanying notes are an integral part of these financial statements

NitroHeat, LLC
Statements Of Cash Flows

	The Years Ended
	December 31,
	2012	2011
Operating activities:
Net income	$32,124	$28,249
Adjustments to reconcile net income to cash
flows used in operating activities:
Depreciation	4,244	2,051
Change in assets and liabilities-
Accounts receivable	96,250	(96,250)
Inventory	(14,738)	-
Accounts payable and accrued expenses	(22,874)	27,229
Cash provided (used) in operating activities	95,006	(38,721)

Investing activities:
Purchase of fixed assets	(7,752)	(22,275)
Cash (used) in investing activities	(7,752)	(22,275)

Financing activities:
Contributed capital, net of distributions	(107,420)	83,246
Cash (used) provided by financing activities	(107,420)	83,246

(Decrease) increase in cash	(20,166)	22,250

Cash, beginning	22,250	-

Cash, ending	$2,084	$22,250

Supplemental cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements

NITROHEAT, LLC
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

Nitroheat, LLC (“the Company”) was formed in the State of California on June 13, 2011. The Company is a manufacturer and distributor of heated nitrogen systems specifically focused towards the spray painting industry.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, the collectability of accounts receivable and the estimates used when evaluating long-lived assets for impairment. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts and inventory valuation reserves, recoverability of long-lived assets, and useful lives used in depreciation and amortization.

Cash and cash equivalents
The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At December 31, 2012 and 2011, the Company had no cash equivalents.

Accounts receivable
The Company reported balance of accounts receivable, net of the allowance for doubtful accounts, represents our estimate of the amount that ultimately will be realized in cash. The Company reviews the adequacy and adjust its allowance for doubtful accounts on an ongoing basis, using historical payment trends and the age of the receivables and knowledge of its individual customers. However, if the financial condition of our customers were to deteriorate, additional allowances may be required. While estimates are involved, bad debts historically have not been a significant factor given the diversity of its customer base and well established historical payment patterns.

Fixed Assets
Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Equipment	3-5 years
Furniture	7 years

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.  Based on this assessment there were no impairments needed as of December 31, 2012 or 2011.  Depreciation expense for the years ended December 31, 2012, and 2011 was $4,244 and $2,051, respectively.

NITROHEAT, LLC
NOTES TO FINANCIAL STATEMENTS

Revenue recognition
Revenue is recognized in accordance with Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as revised by SAB No. 104. We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Ownership and title of our products pass to customers upon delivery of the products to customers. Certain of our distributors may also perform a separate function as a co-packer on our behalf. In such cases, ownership of and title to our products that are co-packed on our behalf by those co-packers who are also distributors, passes to such distributors when we are notified by them that they have taken transfer or possession of the relevant portion of our finished goods. Net sales have been determined after deduction of discounts, slotting fees and other promotional allowances in accordance with ASC 605-50.

Income taxes
The Company is taxed as a partnership for federal income tax purposes such that its taxable income or loss is reported on the income tax returns of its members. No provision for income tax expense is provided for in these financial statements.

Fair Value of Financial Instruments
The Company has financial instruments whereby the fair value of the financial instruments could be different from that recorded on a historical basis in the accompanying balance sheets. The Company's financial instruments consist of cash, receivables, and accounts payable. The carrying amounts of the Company's financial instruments approximate their fair values as of December 31, 2012 and 2011 due to their short-term nature.

Fixed Assets
The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost or carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and its fair value or disposable value.  For the year ended December 31, 2012 and 2011, the Company determined that none of its long-term assets were impaired.

Advertising
The Company expenses advertising costs as incurred.  The Company’s advertising expenses totaled $17,748 and $5,703 for the year ended December 31, 2012 and 2011, respectively.

Research and development
Research and development costs are expensed as incurred. During the year ended December 31, 2012 and 2011 research and development costs were $4,290 and $0, respectively.

Concentration of Business and Credit Risk
The Company has no significant off-balance sheet risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.  The Company’s financial instruments that are exposed to concentration of credit risks consist primarily of cash.  The Company maintains its cash in bank accounts which, may at times, exceed federally-insured limits.

We review a customer’s credit history before extending credit. As at and for the year ended December 31, 2012 there was one individual customer with a balance in excess of 10% of the accounts receivable and there were no customers in excess of 10% of net sales.

NITROHEAT, LLC
NOTES TO FINANCIAL STATEMENTS

Recent accounting pronouncements
Recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements

Year-end
The Company has adopted December 31, as its fiscal year end.

NOTE 3 - PROPERTY & EQUIPMENT

The following is a summary of property and equipment:
	December 31,	December 31,
	2012	2011
Office equipment	$5,091	$2,846
Machinery and equipment	24,936	19,429
Less: accumulated depreciation	6,295	2,051
	$23,732	$20,224

Depreciation for the year ended December 31, 2012 and 2011 was $4,244 and $2,051, respectively.

NOTE 5 – COMMITMENTS

Lease agreements
During 2012, the Company entered into a month to month lease agreement for office space. Pursuant to the terms of the lease agreement, the monthly rate is $3,726. As of December 31, 2012 and 2011, the Company has recorded rent expense of $44,710 and $0, respectively.

NOTE 6 - SUBSEQUENT EVENTS

On October 9, 2013, the Company was 100% acquired by Big Sky Productions in exchange for 20,000,000 shares of  Big Sky Production’s common stock.